UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York

(Address of principal executive offices)

10019

(Zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

As a result of the lack of requisite approval by our stockholders for our proposed reverse stock split, the parties and the two investors in the 2016 convertible note placement entered into an amendment to the August restructuring agreement on October 10, 2017 as follows: (i) on the date that we do effect a reverse split of our common stock, (x) we will exchange, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, an aggregate principal amount of those notes equal to $279,015.90 for new warrants to purchase an aggregate of 44,642,544 shares of our Common Stock, and we shall redeem all the Series C Preferred Shares then outstanding for a cash payment of $590,000 and (ii) upon the initial consummation, on or prior to December 15, 2017, by the Company of the offering contemplated by this registration statement on Form S-1 the following shall occur: (i) pursuant to Section 3(b) of the Restricted Notes, we shall be deemed (as adjusted downward by the Black-Scholes value of the warrants being issued in this offering) to have automatically, and irrevocably, adjusted the conversion price to 200% of the purchase price of a share of our common stock in the offering contemplated by this registration statement, (ii) the maturity date (as defined in the notes) shall automatically be extended to the earlier to occur of (x) the first anniversary of the date of consummation of the offering contemplated by this registration statement and (y) December 30, 2018, (iii) until the earlier of (x) this maturity date and (y) the 75th calendar day after the date of consummation of the offering contemplated by this registration statement on Form S-1, all installments to be made under the notes shall be deemed automatically deferred with no conversions during that 75 day period, (iv) we agree to redeem any portion of the outstanding notes at any time requested by either investor thereto with $7.3 million in cash to be reduced by $0.6 million to redeem the Series C Preferred Stock remaining in the restricted accounts with respect to the 2016 convertible notes and (v) the conversion floor price on the notes is $0.05 and not subject to adjustments.

The exercise price for the warrants issued in conjunction with the amended restructuring agreement is $0.35. The warrants contain a cashless exercise provision pursuant to which the warrants may be exercised for 133,927,632 shares of our common stock on or after the 75th day subsequent to the date of consummation of offering hereunder. On the 136th day subsequent to the date of consummation of the offering hereunder, there shall be a “true up” with regard to the issuance of shares upon exercise such that the difference between 133,927,632 shares and the number of shares that would be issuable if the exercise price were lowered to the average price per share of the variable weighted average price of our common stock for the five trading days commencing on the date which is 76 days after the date of consummation of the offering hereunder, but not lower than 33% of the variable weighted average price of a share of our common stock on the 81st date following the date of consummation of the offering hereunder. In lieu of the “true up”, on or before the 135th date following the date of consummation of the offering hereunder, we may buy out that provision for $6,138,349.80.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

10.1	Form of Amendment to Restructuring Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: October 10, 2017	By:	/s/ Jennifer Simpson
	Name:	Jennifer Simpson
	Title:	President and Chief Executive Officer